Exhibit 10.3
IDLEAIRE TECHNOLOGIES CORPORATION,
THE GUARANTORS named herein,
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

INDENTURE
Dated as of December 30, 2005

13% Senior Secured Discount Notes due 2012

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.09; 7.11; 12.02
(b)(1)	7.11
(c)	N.A.
311(a)	7.12
(b)	7.12
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.08
(b)(1)	N.A.
(b)(2)	7.07
(c)	7.07; 12.02
(d)	7.07
314(a)	4.02; 4.04; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01	(b)
(b)	7.06; 12.02
(c)	7.01	(a)
(d)	7.01	(c)
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.13
318(a)	12.01

N.A. means “Not Applicable.”
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

 i

     THIS INDENTURE, dated as of December 30, 2005, is made by and among IDLEAIRE TECHNOLOGIES CORPORATION, a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).
     Each party hereto hereby agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
     “Accreted Value” means, with respect to any Discount Note, (i) as of any date prior to June 15, 2008, the sum of (a) $733.72 (the “Initial Accreted Value”) and (b) the portion of the original discount on such Discount Note (which for this purposes shall be deemed to be the excess of the principal amount over the Initial Accreted Value) that has been amortized with respect to such Discount Note through such date, such original discount to be amortized at the rate of 13% per annum (such percentage being expressed as a percentage of the sum of the initial offering price plus previously amortized original discount) using semi-annual compounding of such rate on each June 15 and December 15 from the Issue Date through such date, and (ii) on and after June 15, 2008, the principal amount of such Discount Note.
     “Acquired Indebtedness” means:
     (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, and
     (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
     “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
     “Additional Warrants” has the meaning set forth in the Warrant Agreement.
     “Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Discount Note Guarantee, of such

Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under its Discount Note Guarantee), excluding Indebtedness in respect of its Discount Note Guarantee, as they become absolute and matured.
     “Affiliate” of any Person means any other Person that directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. Notwithstanding the foregoing, neither Jefferies & Company, Inc., nor any of its Affiliates, nor any director, officer or employee of any of them, shall be considered Affiliates of the Company.
     “Agent” means any Registrar, Paying Agent or agent for service or notices and demands.
     “amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Discount Note, the rules and procedures of the Depository, Euroclear or Clearstream that apply to such transfer or exchange.
     “asset” means any asset or property (tangible and intangible).
     “Asset Acquisition” means:
     (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or
     (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
     “Asset Sale” means any transfer by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:
     (1) transfers of cash or Cash Equivalents;
     (2) transfers of all or substantially all of the assets of the Issuer that are governed by, and made in accordance with Section 5.01;
     (3) Permitted Investments and Restricted Payments permitted under Section 4.08;

     (4) the creation of any Permitted Lien;
     (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries; and
     (6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $1.0 million.
     “Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
     “Bankruptcy Code” means title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute, or if the context so requires, any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that the term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have meanings correlative to the foregoing.
     “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (ii) in the case of any limited liability company, the managing member or members or the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
     “Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.
     “Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Equivalents” means:
     (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof);
     (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;
     (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least “A-1” by S&P or at least “P-1” by Moody’s;
     (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and
     (5) investments in money market or other mutual funds at least 95% of the assets of which comprise securities of the types described in clauses (1) through (4) above.
     “Change of Control” means the occurrence of any of the following events:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Issuer;
     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;
     (3) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are transferred to any Person other than a Wholly Owned Subsidiary;

     (4) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons that Beneficially Own Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not Beneficially Own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or
     (5) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.
     “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.
     “Collateral” means all assets at any time owned or acquired by the Issuer or any of the Guarantors, except:
     (1) Excluded Assets;
     (2) any assets in which the Collateral Agent is required to release its Discount Note Liens pursuant to the provisions of the Intercreditor Agreement; and
     (3) any assets that no longer secure the Discount Notes or any Discount Note Obligations pursuant to the provisions of Section 11.04.
     “Collateral Agent” means the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, together with its successors in such capacity.
     “Collateral Agreements” means the Intercreditor Agreement, the Disbursement Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Discount Note Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
     “Common Stock” means shares now or hereafter authorized of any class of common shares of the Company however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.
     “Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period (excluding amortization of pre-paid cash expenses that were paid in a prior period), determined on a consolidated basis in accordance with GAAP.

     “Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of
     (1) Consolidated Net Income, plus
     (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,
     (a) Consolidated Income Tax Expense,
     (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),
     (c) Consolidated Depreciation Expense,
     (d) Consolidated Interest Expense, and
     (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus
     (3) the aggregate amount of all non-cash items (other than accrual of revenue in the ordinary course of business), determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.
     “Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and
     (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.
     If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
     For purposes of calculating the Consolidated Interest Coverage Ratio prior to the expiration of the first Four-Quarter Period subsequent to the Issue Date, such calculation shall be on the same pro forma basis as the pro forma financial statements that are presented in the Memorandum.
     In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:
     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;
     (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

     (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
     “Consolidated Interest Expense” for any period means the sum, without duplication, of (a) the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (b) to the extent not otherwise included therein and without duplication,
     (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,
     (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
     (3) the net costs associated with Hedging Obligations,
     (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,
     (5) the interest portion of any deferred payment obligations,
     (6) all other non-cash interest expense,
     (7) capitalized interest,
     (8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,
     (9) all interest payable with respect to discontinued operations, and
     (10) all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness.”
     Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations. For purposes of calculating the Consolidated Interest Coverage Ratio, “Consolidated Interest Expense” shall not include the types of interest expense described in clauses (4), (6) and (7) above with respect to Indebtedness outstanding on the Issue Date (other than original issue discount with respect to the Discount Notes).

     “Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
     (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly Owned Subsidiaries during such period;
     (2) except to the extent includible in the consolidated net income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;
     (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;
     (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;
     (5) (i) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary, and (ii) for purposes of calculating the Restricted Payments Basket, any gain (but not loss), together with any related provisions for taxes on any such gain (but not the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary shall be excluded from such net income;
     (6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;
     (7) unrealized gains and losses with respect to Hedging Obligations; and

     (8) (i) other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period, and (ii) for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain (but not any extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (but not the tax effect of any such extraordinary or nonrecurring loss) shall be excluded from such net income.
In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of Section 4.08(a) or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
     “Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a subsidiary of such Person.
     “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of any Person shall be deemed to be control of such Person. The terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Credit Agreement” means a Credit Agreement, to be entered into by and among the Issuer, as borrower, a bank or other financial institution, as administrative agent, and the other lenders named therein, to provide the Issuer with a revolving credit facility of up to $25.0 million, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.
     “Credit Agreement Collateral Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.
     “Credit Agreement Debt” means:
     (1) Indebtedness of the Issuer, the Guarantors and the guarantors under the Credit Agreement that was permitted to be incurred and secured under each applicable

Secured Debt Document (or as to which the lenders under the Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and
     (2) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Credit Agreement Debt; provided, that:
     (a) such Hedging Obligations are secured by a Credit Agreement Lien on all of the assets that secure Indebtedness under the Credit Agreement; and
     (b) such Credit Agreement Lien is senior to or on a parity with the Credit Agreement Liens securing Indebtedness under the Credit Agreement.
     “Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Security Documents, and all agreements governing or relating to any Credit Agreement Obligations.
     “Credit Agreement Lien” means a Lien granted by a Credit Agreement Security Document to the Credit Agreement Collateral Agent (or any Senior Lender or other representative of the Senior Lenders), at any time, upon any assets of the Issuer, any Guarantor or any guarantor under the Credit Agreement to secure Credit Agreement Obligations.
     “Credit Agreement Obligations” means the Credit Agreement Debt and all other Obligations in respect of Credit Agreement Debt.
     “Credit Agreement Security Documents” means the Intercreditor Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Credit Agreement Lien upon collateral in favor of the Credit Agreement Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
     “Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans or letters of credit and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code.
     “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

     “Definitive Discount Note” means a certificated Discount Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Discount Note shall not bear the Global Discount Note Legend.
     “Depository” means, with respect to the Discount Notes issued in the form of one or more Global Discount Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
     “Disbursed Funds Account” means the account designated by the Issuer from time to time and pledged to the Collateral Agent pursuant to the terms of the Collateral Agreements, into which funds from the Disbursement Account will be deposited from time to time in accordance with the Disbursement Agreement.
     “Disbursement Account” means the account maintained by the Disbursement Agent and pledged to the Collateral Agent pursuant to the terms of the Collateral Agreements, into which approximately $201.6 million of the net proceeds from the sale of the Units will be deposited.
     “Disbursement Account Collateral” means the Disbursement Account, the Disbursed Funds Account, amounts and other assets or investments credited thereto or deposited therein, and proceeds therefrom.
     “Disbursement Agent” means Wells Fargo Bank, National Association, as disbursement agent under the Disbursement Agreement.
     “Disbursement Agreement” means the Disbursement Agreement, dated as of December 30, 2005, among the Issuer, the Trustee and the Disbursement Agent in connection with the completion of the Facilities.
     “Discount Note Debt” means the Discount Notes issued on the Issue Date.
     “Discount Note Documents” means this Indenture, the Discount Notes, the Collateral Agreements, the Purchase Agreement, the Registration Rights Agreement and all agreements governing, securing or relating to any Discount Note Obligations.
     “Discount Note Lien” means a Lien granted by a Collateral Agreement to the Collateral Agent (or any other holder, or representative of holders, of Discount Note Obligations), at any time, upon any assets of the Issuer or any Guarantor to secure Discount Note Obligations.
     “Discount Note Obligations” means Discount Note Debt and all other Obligations in respect thereof.
     “Discount Notes” means, collectively, the Initial Discount Notes and Exchange Discount Notes.
     “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final Maturity Date of the Discount Notes; provided, that all Equity Interests of Subsidiaries shall be Disqualified Equity Interests.
     “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear clearance system, or any successor securities clearance agency.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exchange Discount Notes” means Discount Notes issued in exchange for the Initial Discount Notes pursuant to the terms of the Registration Rights Agreement.
     “Exchange Offer” means an exchange offer registered under the Securities Act made by the Issuer, pursuant to the Registration Rights Agreement, to exchange for any and all Discount Notes a like aggregate principal amount of Discount Notes having substantially identical terms to the Discount Notes.
     “Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Assets” means each of the following, but only to the extent not subject to a Credit Agreement Lien:
     (1) any lease, license, contract, property right or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Agreements will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided, that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;
     (2) real property owned by the Issuer or any Guarantor that has a Fair Market Value not exceeding $2.0 million in the aggregate, or any real property leased by the Issuer or any Guarantor; and

     (3) any other assets in which a Lien cannot be perfected either (i) by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction or (ii) by the recordation of notice filings or other instruments with the United States Patent and Trademark Office or the United States Copyright Office, so long as the aggregate Fair Market Value of all such assets does not at any one time exceed $1.0 million.
     “Facilities” means the ATE™ system network to be built at approximately 160 travel center sites and at approximately 50 fleet terminal sites with the proceeds of the sale of the Units, as described in the Memorandum.
     “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer, as evidenced by a resolution of such Board of Directors.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
     “Global Discount Note” means, individually and collectively, each of the Restricted Global Discount Note and the Unrestricted Global Discount Note, in the form of Exhibit A hereto.
     “Global Discount Note Legend” means the legend set forth in Section 2.07(g)(2), which is required to be placed on all Global Discount Notes issued under this Indenture.
     “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
     “Guarantor” means each Restricted Subsidiary of the Issuer, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Discount Note Guarantee in accordance with the terms of this Indenture.

     “Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
     “Holder” means any registered holder of the Discount Notes.
     “IAI Global Discount Note” means the Global Discount Note substantially in the form of Exhibit A hereto bearing the Global Discount Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Discount Notes sold to Institutional Accredited Investors in the United States of America.
     “incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided, that the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary.
     “Indebtedness” of any Person at any date means, without duplication:
     (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
     (5) all Disqualified Equity Interests of such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;
     (6) all Capitalized Lease Obligations of such Person;
     (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
     (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;
     (9) all Attributable Indebtedness;
     (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and
     (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of any Indebtedness which is incurred at a discount to the principal amount thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
     “Indenture” means this Indenture, as amended, restated or supplemented from time to time.
     “Independent Director” means a director of the Issuer who
     (1) is independent with respect to the transaction at issue;
     (2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and
     (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.
     Notwithstanding the foregoing, any director designated by Jefferies & Company, Inc. or any of its Affiliates that is independent with respect to the transaction at issue will be an “Independent Director.”
     “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of

Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Discount Note through a Participant.
     “Initial Discount Notes” means the 13% Senior Secured Discount Notes due 2012 issued by the Issuer on the Issue Date.
     “Initial Purchaser” means Jefferies & Company, Inc.
     “Initial Warrants” means the 320,000 Warrants issued by the Issuer as Units with the Initial Discount Notes on the date hereof.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, substantially in the form of Exhibit F hereto, to be entered into concurrently with the closing of the Credit Agreement, by and among the Issuer, the Guarantors party to the Credit Agreement, the Credit Agreement Collateral Agent and the Collateral Agent, on behalf of the Holders of Discount Notes (as amended, modified, superseded, reinstated, succeeded or replaced from time to time in accordance with its terms and the terms of this Indenture), which defines the rights of the Credit Agreement Collateral Agent and the lenders under the Credit Agreement in relation to the rights of the Collateral Agent and the Holders of Discount Notes with respect to the Shared Collateral.
     “Interest Payment Dates” means June 15 and December 15 of each calendar year, commencing on December 15, 2008.
     “Investments” of any Person means:
     (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
     (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);
     (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and
     (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the “Designation Amount” determined in accordance with Section 4.15(a). If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
     “Issue Date” means the date on which the Discount Notes are originally issued.
     “Issuer” means the party named as such in the preamble to this Indenture until a successor replaces such party pursuant to Article Five, and thereafter means such successor.
     “Legal Holiday” means, with respect to a particular place of payment, a Saturday, a Sunday or a day on which banking institutions (i) in New York, New York, (ii) in the city in which the corporate trust office of the Trustee is located or (iii) at such place of payment are authorized by law, regulation or executive order to remain closed.
     “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
     “Maturity Date” means December 15, 2012.
     “Memorandum” means the Confidential Information Memorandum, dated November 28, 2005, relating to the offering of the Initial Discount Notes, as supplemented by the Confidential Information Memorandum Supplement, dated December 28, 2005.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors; provided, that any reference to a particular rating by Moody’s shall be construed to apply to the corresponding rating of any successor.
     “Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of
     (1) brokerage commissions and other reasonable out-of-pocket fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

     (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
     (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;
     (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and
     (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.
     “Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:
     (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Discount Notes or the Credit Agreement) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.
     “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided, that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.
     “Obligations” means:
     (1) with respect to Discount Note Debt, any principal or interest and Additional Interest payment, or monetary penalty, or damages, due by the Issuer or any Guarantor under the terms of the Discount Notes or this Indenture, and

     (2) with respect to Credit Agreement Debt, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Credit Agreement Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable by the Issuer or any guarantor of the Credit Agreement Debt.
     “Offer to Purchase” means a written offer (the “Offer”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Discount Notes on the date of the Offer offering to purchase up to the principal amount of Discount Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase, which shall be not less than 30 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the “Purchase Date”) for purchase of Discount Notes to occur no later than three Business Days after the Offer Expiration Date. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Issuer that the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. Such information shall include, at a minimum, (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the document required to be delivered to Holders pursuant to Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Discount Notes pursuant to the Offer to Purchase. The Offer shall also state:
     (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;
     (2) the Offer Expiration Date and the Purchase Date;
     (3) the aggregate principal amount of the outstanding Discount Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);
     (4) the purchase price to be paid by the Issuer for each $1,000 principal amount of Discount Notes accepted for payment (the “Purchase Price”);

     (5) that the Holder may tender all or any portion of the Discount Notes registered in the name of such Holder and that any portion of a Discount Note tendered must be tendered in an integral multiple of $1,000 principal amount;
     (6) the place or places where Discount Notes are to be surrendered for tender pursuant to the Offer to Purchase;
     (7) that interest (including Additional Interest, if any) on any Discount Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;
     (8) that on the Purchase Date the Purchase Price will become due and payable upon each Discount Note being accepted for payment pursuant to the Offer to Purchase and that interest (including Additional Interest, if any) thereon shall cease to accrue on and after the Purchase Date;
     (9) that each Holder electing to tender all or any portion of a Discount Note pursuant to the Offer to Purchase will be required to surrender such Discount Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Discount Note completed, at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Discount Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);
     (10) that Holders will be entitled to withdraw all or any portion of Discount Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Discount Note the Holder tendered, the certificate number of the Discount Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;
     (11) that (a) if Discount Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Discount Notes and (b) if Discount Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Discount Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Discount Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and
     (12) that in the case of any Holder whose Discount Note is purchased only in part, the Issuer shall execute and deliver to the Holder of such Discount Note without service charge, a new Discount Note or Discount Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Discount Note so tendered.
     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     On or before the Purchase Date, the Issuer shall (i) accept for payment Discount Notes or portions thereof tendered and not withdrawn pursuant to the Offer, (ii) deposit with the Trustee U.S. Dollars sufficient to pay the Purchase Price, plus accrued interest (including Additional Interest, if any) of all Discount Notes to be purchased and (iii) deliver to the Trustee Discount Notes so accepted together with an Officers’ Certificate stating the Discount Notes or portions thereof being purchased by the Issuer. The Trustee shall promptly mail to the Holders of Discount Notes so accepted payment in an amount equal to the Purchase Price, plus accrued interest (including Additional Interest, if any) thereon.
     “Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
     “Officers’ Certificate” means a certificate signed by two Officers and reasonably satisfactory in form and substance to the intended recipient thereof.
     “144A Global Discount Note” means the Global Discount Note substantially in the form of Exhibit A hereto bearing the Global Discount Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Discount Notes sold in reliance on Rule 144A.
     “Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section 12.05 and delivered to the Trustee.
     “Other Eligible Investments” means short-term, U.S. dollar-denominated, fixed-income securities (or other non-equity securities with debt-like characteristics, which pay on a fixed or floating rate basis) comprised of any of the following:
     (1) direct non-callable obligations of states or municipalities of the United States of America rated in the highest rating category of S&P or Moody’s;
     (2) auction rate notes and structured notes rated in the highest rating category of S&P or Moody’s; and
     (3) bonds and notes maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated in the highest rating category of S&P or Moody’s.
     “Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Discount Notes or the Discount Note Guarantees, as applicable.
     “Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     “Permitted Business” means the businesses engaged in by the Issuer on the Issue Date as described in the Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.
     “Permitted Investment” means:
     (1) Investments in any Guarantor or any Person that will become immediately after such Investment a Guarantor or that will merge with or consolidate into the Issuer or any Guarantor;
     (2) Investments in the Issuer;
     (3) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes and in accordance with applicable laws, not in excess of $1.0 million at any one time outstanding;
     (4) Hedging Obligations incurred pursuant to clause (4) of the Section 4.06(b);
     (5) cash and Cash Equivalents;
     (6) receivables owing to the Issuer or any Restricted Subsidiary that are created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
     (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
     (8) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09;
     (9) lease, utility and other similar deposits in the ordinary course of business;
     (10) advances to suppliers and customers in the ordinary course of business;
     (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; and
     (12) other Investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, that the amount of Investments outstanding at any time pursuant to this clause (12) shall be deemed to be reduced:

     (a) upon the disposition or repayment of or return on any Investment made pursuant to this clause (12), by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and
     (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to this clause (12).
     “Permitted Liens” means the following types of Liens:
     (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
     (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;
     (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

     (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
     (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;
     (9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
     (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
     (11) Discount Note Liens;
     (12) Liens on Shared Collateral securing Credit Agreement Obligations in an aggregate principal amount not exceeding the Senior Lender Debt Cap;
     (13) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;
     (14) Liens in favor of the Issuer or a Guarantor (other than Liens granted by the Issuer or any Guarantor in favor of any other Guarantor or the Issuer);
     (15) Liens securing Purchase Money Indebtedness; provided, that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;
     (16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;
     (17) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12) and (15); provided, such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

     (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
     (19) Liens securing Hedging Obligations incurred pursuant to clause (4) of Section 4.06(b).
     “Permitted Prior Liens” means:
     (1) Liens described in clause (13), (15) or (16) of the definition of “Permitted Liens” to the extent such Liens also have priority over the Credit Agreement Liens, if any, on the assets subject to such Liens; and
     (2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Discount Note Liens and Credit Agreement Liens.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
     “Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):
     (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and
     (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
     “Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
     “principal” means, with respect to the Discount Notes, the principal at maturity of, and premium, if any, on the Discount Notes.
     “Private Placement Legend” means the legend set forth in Section 2.07(g)(1) to be placed on the Initial Discount Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such

Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.
     “Purchase Agreement” means the Purchase Agreement, dated as of December 28, 2005, by and between the Issuer and the Initial Purchaser.
     “QIB” means any “qualified institutional buyer” (as defined under the Securities Act).
     “Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to the Issuer or a Subsidiary or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).
     “Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer, other than in connection with a transaction or series of transactions constituting a Change of Control.
     “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, that this definition shall not apply for purposes of paragraph 5 of the Discount Notes.
     “Redemption Date” when used with respect to any Discount Note to be redeemed, means the date fixed for such redemption pursuant to the terms of the Discount Notes.
     “refinance” means to refinance, repay, prepay, replace, renew or refund.
     “Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided, that:
     (1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;
     (2) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;
     (3) if the Refinanced Indebtedness was subordinated in right of payment to the Discount Notes or the Discount Note Guarantees, as the case may be, then such

Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Discount Notes or the Discount Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;
     (4) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) at least 91 days after the Maturity Date of the Discount Notes;
     (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date of the Discount Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Maturity Date of the Discount Notes; and
     (6) except for Refinancing Indebtedness in respect of the Credit Facilities, the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 30, 2005, by and between the Issuer and the Initial Purchaser.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Discount Note” means a permanent Global Discount Note substantially in the form of Exhibit A hereto bearing the Global Discount Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Initial Discount Notes initially sold in reliance on Regulation S.
     “Required Lenders” means, as applicable, those Senior Lenders required under the terms thereof to approve any amendment or modification of a Credit Agreement Document, or any termination or waiver of any provision of a Credit Agreement Document, or any consent or departure by any of the Obligors therefrom.
     “Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Definitive Discount Note” means a Definitive Discount Note bearing the Private Placement Legend.
     “Restricted Global Discount Note” means a Global Discount Note bearing the Private Placement Legend (including the Regulation S Global Discount Note).

     “Restricted Payment” means any of the following:
     (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) dividends or distributions payable by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of such Restricted Subsidiary;
     (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;
     (3) any Investment other than a Permitted Investment; or
     (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors; provided, that any reference to a particular rating by S&P shall be construed to apply to the corresponding rating of any successor.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

     “Secured Debt Documents” means the Discount Note Documents and the Credit Agreement Documents.
     “Secured Obligations” means the Discount Note Obligations and the Credit Agreement Obligations.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Senior Lender Debt Cap” means the principal amount outstanding under the Credit Agreement in an aggregate principal amount not to exceed 110% of the amount provided by clause (1) of the definition of “Permitted Indebtedness.”
     “Senior Lenders” means the Persons holding Credit Agreement Debt.
     “Separation Date” means the earliest to occur of (i) 180 days following the consummation of the offering of the Units, (ii) the date on which a piggy-back registration statement with respect to the Warrant Shares is declared effective under the Securities Act, and (iii) such date as the Initial Purchaser in its sole discretion shall determine. In the case of clause (iii) above, notice of such date shall be provided to the Trustee and the Warrant Agent in writing.
     “Shared Collateral” means Collateral that secures both the Credit Agreement Obligations and the Discount Note Obligations.
     “Significant Subsidiary” means:
     (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date; and
     (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
     “Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that (a) is expressly subordinated in right of payment to the Discount Notes or the Discount Note Guarantees, respectively, and (b) has a final maturity date later than the Discount Notes (and no scheduled mandatory prepayments or amortization payments on or prior to such date).
     “subsidiary” means, with respect to any Person:
     (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
     “Subsidiary” means a subsidiary of the Issuer.
     “transfer” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition; when used as a verb, “transfer” will have a correlative meaning.
     “Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended.
     “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.
     “Units” means the securities issued together by the Issuer on the date hereof, each consisting of (i) $1,000 principal amount of the Discount Notes and (ii) one Initial Warrant.
     “Unrestricted Global Discount Note” means a permanent Global Discount Note substantially in the form of Exhibit A attached hereto that bears the Global Discount Note Legend, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Discount Notes that do not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.15 and (2) any Subsidiary of an Unrestricted Subsidiary.
     “U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
     “Warrant Agent” means Wells Fargo Bank, National Association, as warrant agent under the Warrant Agreement.
     “Warrant Agreement” means the Warrant Agreement, dated as of December 30, 2005, between the Issuer and the Warrant Agent, relating to the issuance of the Warrants.
     “Warrant Shares” means the shares of Common Stock into which the Warrants are exercisable.
     “Warrants” means the warrants to purchase Common Stock of the Issuer, issued by the Issuer pursuant to the Warrant Agreement, as amended from time to time in accordance with the terms thereof.

     “Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the principal amount then outstanding of such Indebtedness.
     “Wholly Owned Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Subsidiaries.
SECTION 1.02. Other Definitions.
     The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“acceleration declaration”	6.02
“Affiliate Transaction”	4.10	(a)
“Agent Members”	2.16	(a)
“CCF Warrant Payment Date”	4.18	(a)
“Change of Control Offer”	4.17	(b)
“Change of Control Purchase Price”	4.17	(a)
“Covenant Defeasance”	9.03
“Coverage Ratio Exception”	4.06	(a)
“Designation”	4.15	(a)
“Designation Amount”	4.15	(a)
“Discount Note Guarantees”	10.01
“Events of Default”	6.01
“Excess Proceeds”	4.09	(b)
“Legal Defeasance”	9.02
“Net Proceeds Offer”	4.09	(c)
“Net Proceeds Remainder”	4.09	(d)
“Offered Price”	4.09	(c)
“Pari Passu Indebtedness Price”	4.09	(c)
“Paying Agent”	2.04	(a)
“Payment Amount”	4.09	(c)
“Permitted Indebtedness”	4.06	(b)
“RD Warrant Payment Date”	4.18	(b)
“Redesignation”	4.15	(c)

Term	Defined in Section
“Registrar”	2.04	(a)
“Restricted Payments Basket”	4.08	(a)
“Successor”	5.01	(a)
SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Discount Notes.
     “indenture securityholder” means a Holder or Discount Noteholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Discount Notes.
     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.
SECTION 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;
     (2) “or” is not exclusive;
     (3) defined terms in the singular include the plural, and defined terms in the plural include the singular;
     (4) words used herein implying any gender shall apply to both genders;
     (5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;
     (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;

     (7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and
     (8) Prior to the Separation Date, references to the Discount Notes shall be deemed references to the Units, as the context requires.
ARTICLE TWO
THE DISCOUNT NOTES
SECTION 2.01. Amount of Discount Notes.
     (a) The Trustee shall authenticate, upon a written order of the Issuer in the form of an Officers’ Certificate of the Issuer, the Initial Discount Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $320,000,000. The Officers’ Certificate shall specify the principal amount of Discount Notes to be authenticated and the date on which the Discount Notes are to be authenticated. The aggregate principal amount of Discount Notes outstanding at any time may not exceed $320,000,000, except as provided in Section 2.08.
     (b) Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Discount Notes in substitution for Discount Notes originally issued to reflect any name change of the Issuer.
SECTION 2.02. Form and Dating.
     (a) The Initial Discount Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Exchange Discount Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Discount Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Discount Note shall be dated the date of its authentication.
     (b) The terms and provisions contained in the Discount Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.
     (c) The Discount Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03. Execution and Authentication.
     (a) Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Discount Notes for the Issuer by manual or facsimile signature.

     (b) If an Officer whose signature is on a Discount Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Discount Note, the Discount Note shall be valid nevertheless.
     (c) No Discount Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Discount Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Discount Note shall be conclusive evidence, and the only evidence, that such Discount Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Discount Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Discount Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Discount Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     (d) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Discount Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
     (e) The Discount Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
SECTION 2.04. Registrar and Paying Agent.
     (a) The Issuer shall maintain an office or agency where Discount Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Discount Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Discount Notes and this Indenture may be served. The Registrar shall keep a register of the Discount Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agents. The Issuer may change any Paying Agent or Registrar without prior notice to the Trustee or the Holders. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.
     (b) The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
     (c) The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Discount Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest (including Additional Interest, if any) on the Discount Notes (whether such money has been paid to it by the Issuer or any other obligor on the Discount Notes or any Guarantor), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Discount Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06. Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.07. Transfer and Exchange.
     (a) Transfer and Exchange of Global Discount Notes. A Global Discount Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Owners of beneficial interests in Global Discount Notes shall not be entitled to receive Definitive Discount Notes unless:
     (1) the Issuer delivers to the Trustee and the Registrar notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days after the date of such notice from the Depository;
     (2) the Issuer in its sole discretion determines that the Global Discount Notes (in whole but not in part) should be exchanged for Definitive Discount Notes and delivers a written notice to such effect to the Trustee and the Registrar; provided, that in no event shall the Regulation S Global Discount Note be exchanged by the Issuer for Definitive Discount Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act; or

     (3) there has occurred and is continuing an Event of Default and the Depository notifies the Trustee and the Registrar of its decision to exchange the Global Discount Notes for Definitive Discount Notes; provided, that in no event shall the Regulation S Global Discount Note be exchanged by the Issuer for Definitive Discount Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.
     Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Discount Notes shall be issued in such names as the Depository shall instruct the Trustee and the Registrar. Global Discount Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Discount Note authenticated and delivered in exchange for, or in lieu of, a Global Discount Note or any portion thereof, pursuant to this Section 2.07, Section 2.09 or Section 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Discount Note. A Global Discount Note may not be exchanged for another Discount Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Discount Note may be transferred and exchanged as provided in Sections 2.07(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Discount Notes. The transfer and exchange of beneficial interests in the Global Discount Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Discount Notes shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Discount Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (1) Transfer of Beneficial Interests in the Same Global Discount Note. Beneficial interests in any Restricted Global Discount Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Discount Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Discount Note may not be to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Discount Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Discount Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).
          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Discount Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

          (A) (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Discount Note in an amount equal to the beneficial interest to be transferred or exchanged; and
               (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
          (B) (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Discount Note in an amount equal to the beneficial interest to be transferred or exchanged; and
               (ii) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Discount Note shall be registered to effect the transfer or exchange referred to in Section 2.07(b)(2)(B)(i) above; provided, that in no event shall Definitive Discount Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Discount Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of a Exchange Offer by the Issuer in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the Holder of such beneficial interests in the Restricted Global Discount Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Discount Notes contained in this Indenture, the Discount Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Discount Note(s) pursuant to Section 2.07(h) hereof.
          (3) Transfer of Beneficial Interests to Another Restricted Global Discount Note. A beneficial interest in any Restricted Global Discount Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Discount Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:
          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Discount Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Discount Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

          (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Discount Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by (3) thereof, in each case, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Discount Note for Beneficial Interests in the Unrestricted Global Discount Note. A beneficial interest in any Restricted Global Discount Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Discount Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Discount Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and:
          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal or via the Depository’s book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Discount Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
          (B) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;
          (C) such transfer is effected by an exchanging broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
          (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Discount Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Discount Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Discount Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Discount Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Discount Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Discount Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Discount Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Discount Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Discount Notes.
          (1) Beneficial Interests in Restricted Global Discount Notes to Restricted Definitive Discount Notes. If any holder of a beneficial interest in a Restricted Global Discount Note proposes to exchange such beneficial interest for a Restricted Definitive Discount Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Discount Note, then, upon receipt by the Registrar of the following documentation:
          (A) if the holder of such beneficial interest in a Restricted Global Discount Note proposes to exchange such beneficial interest for a Restricted Definitive Discount Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;
          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
          (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Discount Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Discount Note in the appropriate principal amount. Any Definitive Discount Note issued in exchange for a beneficial interest in a Restricted Global Discount Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Discount Notes to the Persons in whose names such Discount Notes are so registered. Any Definitive Discount Note issued in exchange for a beneficial interest in a Restricted Global Discount Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.07(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Discount Note may not be exchanged for a Definitive Discount Note or transferred to a Person who takes delivery thereof in the form of a Definitive Discount Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
          (2) Beneficial Interests in Restricted Global Discount Notes to Unrestricted Definitive Discount Notes. A holder of a beneficial interest in a Restricted Global Discount Note may exchange such beneficial interest for an Unrestricted Definitive Discount Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Discount Note only if:
          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Discount Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
          (B) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;
          (C) such transfer is effected by an exchanging broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
          (D) the Registrar receives the following:

     (i) if the holder of such beneficial interest in a Restricted Global Discount Note proposes to exchange such beneficial interest for a Definitive Discount Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Discount Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Discount Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (3) Beneficial Interests in Unrestricted Global Discount Notes to Unrestricted Definitive Discount Notes. If any holder of a beneficial interest in an Unrestricted Global Discount Note proposes to exchange such beneficial interest for a Definitive Discount Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Discount Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(3) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Discount Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Discount Note in the appropriate principal amount. Any Definitive Discount Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Discount Notes to the Persons in whose names such Discount Notes are so registered. Any Definitive Discount Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Discount Notes for Beneficial Interests.
          (1) Restricted Definitive Discount Notes to Beneficial Interests in Restricted Global Discount Notes. If any Holder of a Restricted Definitive Discount Note proposes to exchange such Discount Note for a beneficial interest in a Restricted Global Discount Note or to transfer such Restricted Definitive Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Discount Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Discount Note proposes to exchange such Discount Note for a beneficial interest in a Restricted Global Discount Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;
          (B) if such Restricted Definitive Discount Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
          (C) if such Restricted Definitive Discount Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
          (D) if such Restricted Definitive Discount Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
          (E) if such Restricted Definitive Discount Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof;
          (F) if such Restricted Definitive Discount Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof; or
          (G) if such Restricted Definitive Discount Note is being transferred to an Institutional Accredited Investor, a certificate to the effect set forth in Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, in each case, if applicable, the Trustee shall cancel the Restricted Definitive Discount Note, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Discount Note, in the case of clause (B) above, the 144A Global Discount Note, and in the case of clause (C) above, the Regulation S Global Discount Note.
          (2) Restricted Definitive Discount Notes to Beneficial Interests in Unrestricted Global Discount Notes. A Holder of a Restricted Definitive Discount Note may exchange such Discount Note for a beneficial interest in an Unrestricted Global Discount Note or transfer such Restricted Definitive Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Discount Note only if:
          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
          (B) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;
          (C) such transfer is effected by an exchanging broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
          (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Discount Notes proposes to exchange such Discount Notes for a beneficial interest in the Unrestricted Global Discount Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Discount Notes proposes to transfer such Discount Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Discount Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee shall cancel the Definitive Discount Notes and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Discount Note.
          (3) Unrestricted Definitive Discount Notes to Beneficial Interests in Unrestricted Global Discount Notes. A Holder of an Unrestricted Definitive Discount Note may exchange such Discount Note for a beneficial interest in an Unrestricted Global Discount Note or transfer such Definitive Discount Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Discount Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Discount Note and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Discount Notes.
     If any such exchange or transfer from a Definitive Discount Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted

Global Discount Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Discount Notes in an aggregate principal amount equal to the principal amount of Definitive Discount Notes so transferred.
     (e) Transfer and Exchange of Definitive Discount Notes for Definitive Discount Notes. Upon request by a Holder of Definitive Discount Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Discount Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Discount Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
          (1) Restricted Definitive Discount Notes to Restricted Definitive Discount Notes. Any Restricted Definitive Discount Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Discount Note if the Registrar receives the following:
          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
          (2) Restricted Definitive Discount Notes to Unrestricted Definitive Discount Notes. Any Restricted Definitive Discount Note may be exchanged by the Holder thereof for an Unrestricted Definitive Discount Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Discount Note if:
          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Discount Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

          (B) any such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;
          (C) any such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
          (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Discount Notes proposes to exchange such Discount Notes for an Unrestricted Definitive Discount Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Discount Note proposes to transfer such Discount Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Discount Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (3) Unrestricted Definitive Discount Notes to Unrestricted Definitive Discount Notes. A Holder of Unrestricted Definitive Discount Notes may transfer such Discount Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Discount Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Discount Note pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate:
     (A) one or more Unrestricted Global Discount Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Discount Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal, among other things, that (i) they are not broker-dealers, (ii) they are not participating in a distribution of the Exchange Discount Notes and (iii) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer; and

     (B) Unrestricted Definitive Discount Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Discount Notes accepted for exchange in the Exchange Offer.
     Concurrently with the issuance of such Discount Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Discount Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of Definitive Discount Notes so accepted, Definitive Discount Notes in the appropriate principal amount.
     (g) Legends. The following legends shall appear on the face of all Global Discount Notes and Definitive Discount Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
          (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Discount Note and each Definitive Discount Note (and all Discount Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     “This security has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration unless such transaction is exempt from, or not subject to, such registration.
     The Holder of this security, by its acceptance hereof,
     (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) it is a non-U.S. person and is acquiring this security in an offshore transaction within the meaning of Regulation S under the Securities Act or (c) it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and
     (2) agrees not to offer, sell or otherwise transfer this security or any interest or participation herein, prior to the date (the “Resale Restriction Termination Date”) which is two years after the later of the original issue date hereof and the last date on which the Issuer or any affiliate of the Issuer was the owner of this security (or any predecessor of this security) except (a) to the Issuer or any Subsidiary thereof, (b) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer, to which notice is given that the transfer is being made in reliance on Rule 144A or (c) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to this clause (c) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them. In each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security shall be completed and delivered by the transferor to the Trustee.
     This legend will be removed upon the request of the Holder after the Resale Restriction Termination Date.”
          (B) Notwithstanding the foregoing, any Global Discount Note or Definitive Discount Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.07 (and all Discount Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (2) Global Discount Note Legend. Each Global Discount Note shall bear a legend in substantially the following form:
          “This Global Discount Note is held by the Depository (as defined in the Indenture governing this note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) the Registrar may make such notations hereon as may be required pursuant to Section 2.07 of the Indenture, (ii) this Global Discount Note may be exchanged in whole but not in part pursuant to Section 2.07(a) of the Indenture, (iii) this Global Discount Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (iv) this Global Discount Note may be transferred to a successor Depository with the prior written consent of the Issuer.
          Unless and until it is exchanged in whole or in part for Discount Notes in definitive form, this Discount Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of the Depository Trust Company (“DTC”) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by and authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”
     (h) Cancellation and/or Adjustment of Global Discount Notes. At such time as all beneficial interests in a particular Global Discount Note have been exchanged for Definitive Discount Notes or a particular Global Discount Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Discount Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Discount Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Discount Note or for Definitive Discount Notes, the principal amount of Discount Notes represented by such Global Discount Note shall be reduced accordingly and an endorsement shall be made on such Global Discount Note by the Registrar or by the Depository at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Discount Note, such other Global Discount Note shall be increased accordingly and an endorsement shall be made on such Global Discount Note by the Registrar or by the Depository at the direction of the Registrar to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
          (1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Discount Notes and Definitive Discount Notes upon the Issuer’s order or at the Registrar’s request.
          (2) No service charge shall be made to a holder of a beneficial interest in a Global Discount Note or to a Holder of a Definitive Discount Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.01, 3.06, 4.09 and 4.17 hereof).
          (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Discount Note selected for redemption in whole or in part pursuant to Article III hereof, except the unredeemed portion of any Definitive Discount Note being redeemed in part or (B) any Discount Note for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Discount Notes and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.
          (4) All Global Discount Notes and Definitive Discount Notes issued upon any registration of transfer or exchange of Global Discount Notes or Definitive Discount Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Discount Notes or Definitive Discount Notes surrendered upon such registration of transfer or exchange.
          (5) None of the Issuer, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Discount Notes during a period of 15 days before the day of any selection of Discount Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Discount Notes so selected for redemption in whole or in part, except the unredeemed portion of any Discount Note being redeemed in part or (C) to register the transfer of or to exchange a Discount Note between a record date and the next succeeding Interest Payment Date.
          (6) Prior to the due presentation for registration of transfer of any Discount Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Discount Note is registered as the absolute owner of such Discount Note for the purpose of receiving payment of principal, interest (including Additional Interest, if any) on such Discount Note and for all other purposes whatsoever, whether or not such Discount Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
          (7) Except as otherwise set forth in this Indenture or a Global Discount Note, owners of beneficial interests in a Global Discount Note will not be entitled to any rights under this Indenture with respect to such Global Discount Note, and the Depository or, if applicable, its nominee in whose name such Global Discount Note is registered, may be treated by the Issuer, the Trustees and any agent of the Issuer or the Trustees as the owner and Holder of such Global Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustees or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or, if applicable, such nominee, or impair, as between the Depository or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of rights of the Depository or its nominee as the Holder of any Discount Note.
          (8) The Trustee shall authenticate Global Discount Notes and Definitive Discount Notes in accordance with the provisions of Section 2.03 hereof.
          (9) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar and the Issuer pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.
SECTION 2.08. Replacement Discount Notes.
     If a mutilated Discount Note is surrendered to the Registrar or the Trustee, or if the Holder of a Discount Note claims that the Discount Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Discount Note (and the Guarantors, if any, shall execute the guarantee thereon) if the Holder of such Discount Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Discount Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, any Guarantor, the Trustee or any Paying Agent from any loss that any of them may suffer if such Discount Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Discount Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Discount Note. Every replacement Discount Note shall constitute a contractual obligation of the Issuer.

     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Issuer and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Discount Notes.
SECTION 2.09. Outstanding Discount Notes.
     (a) The Discount Notes outstanding at any time are all Discount Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Discount Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Discount Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Discount Note.
     (b) If a Discount Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Discount Note is held by a bona fide purchaser in whose hands such Discount Note is a legal, valid and binding obligation of the Issuer.
     (c) If the Paying Agent holds, in its capacity as such, on the Maturity Date, money sufficient to pay all accrued interest (including Additional Interest, if any) and principal with respect to the Discount Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Discount Notes cease to be outstanding and interest (including Additional Interest, if any) on them ceases to accrue.
SECTION 2.10. Treasury Discount Notes.
     In determining whether the Holders of the required aggregate Accreted Value of the Discount Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Discount Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Discount Notes as to which a Responsible Officer of the Trustee has received an Officers’ Certificate stating that such Discount Notes are so owned shall be so disregarded. Discount Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Discount Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Discount Notes or any of their respective Affiliates.
SECTION 2.11. Temporary Discount Notes.
     Until Definitive Discount Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Discount Notes. Temporary Discount Notes shall be substantially in the form of Definitive Discount Notes but may have variations that the Issuer considers appropriate for temporary Discount Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Discount Notes in exchange for temporary Discount Notes. Until such exchange, temporary Discount Notes shall be entitled to the same rights, benefits and privileges as Definitive Discount Notes.
SECTION 2.12. Cancellation.
     The Issuer at any time may deliver, or cause to be delivered, Discount Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Discount Notes. The Issuer may not reissue or resell, or issue new Discount Notes to replace, Discount Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13. Defaulted Interest.
     If the Issuer defaults on a payment of interest or Additional Interest, if any, on the Discount Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Discount Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
SECTION 2.14. CUSIP Number.
     The Issuer in issuing the Discount Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Discount Notes, and that reliance may be placed only on the other identification numbers printed on the Discount Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Discount Notes and of any change in the CUSIP number.
SECTION 2.15. Deposit of Moneys.
     Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Issuer shall have deposited or cause to be deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity

Date, as the case may be. The principal and interest (including Additional Interest, if any) on Global Discount Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Discount Notes represented thereby. The principal and interest (including Additional Interest, if any) on Definitive Discount Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
SECTION 2.16. Book-Entry Provisions for Global Discount Notes.
     (a) The Discount Notes may be represented by one or more notes in registered, global form without interest coupons. Each such Global Discount Note shall bear the Global Discount Note Legend. The Global Discount Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member and (ii) be delivered to the Trustee as custodian for such Depository. Members of, or Participants or Indirect Participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Discount Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Discount Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Discount Note.
     (b) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Discount Note to beneficial owners pursuant to Section 2.07, the Registrar and Depository shall (if one or more Definitive Discount Notes are to be issued) reflect on their respective books and records the date and a decrease in the principal amount of the Global Discount Note in an amount equal to the principal amount of the beneficial interest in the Global Discount Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Definitive Discount Notes of like tenor and amount.
     (c) In connection with the transfer of Global Discount Notes as an entirety to beneficial owners pursuant to Section 2.07, the Global Discount Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Discount Notes, an equal aggregate principal amount of Definitive Discount Notes of authorized denominations.
     (d) Any beneficial interest in one of the Global Discount Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Discount Note shall, upon transfer, cease to be an interest in such Global Discount Note and become an interest in such other Global Discount Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Discount Note for as long as it remains such an interest.

     (e) The Holder of any Global Discount Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Discount Notes.
SECTION 2.17. Computation of Interest.
     Interest on the Discount Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.18. Restricted Units.
     (a) The Discount Notes and the Initial Warrants shall initially be issued as Units and shall not be separately transferable until the Separation Date. Until the Separation Date, the certificates representing the Units shall bear the following legend:
The securities represented by this certificate constitute a portion of one or more Units (as defined in the Indenture), each consisting of 13% Senior Secured Discount Notes due 2012 of IdleAire Technologies Corporation (the “Company”) and Initial Warrants to purchase Common Stock of the Company. Until the Separation Date (as defined in the Indenture), the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.
     (b) Until the Separation Date, the Registrar shall not register any transfer of a Discount Note that constitutes part of a Unit unless the Registrar receives satisfactory evidence that the Initial Warrant comprising the corresponding part of such Unit is being simultaneously transferred to the same transferee. Following the Separation Date, any Discount Note that constitutes part of a Unit may be transferred separately from the Initial Warrant comprising the corresponding part of such Unit, and the Registrar shall be authorized to register such transfer without regard to the foregoing restriction.
ARTICLE THREE
REDEMPTION
SECTION 3.01. Election To Redeem; Notices to Trustee.
     If the Issuer elects to redeem Discount Notes pursuant to paragraph 5 of the Discount Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Discount Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Discount Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Discount Notes To Be Redeemed.
     In the event that less than all of the Discount Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 5 of the Discount Notes, selection of the Discount Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Discount Notes are listed or, if the Discount Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Discount Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made pursuant to paragraph 5 of the Discount Notes, selection of the Discount Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Discount Notes selected for redemption and, in the case of any Discount Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Discount Notes that have denominations larger than $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption. The Issuer may acquire Discount Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise provided such acquisition does not otherwise violate the other terms of this Indenture.
SECTION 3.03. Notice of Redemption.
     (a) At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall electronically transmit or mail, or cause to be electronically transmitted or mailed, a notice of redemption by first-class mail to each Holder of Discount Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.
     (b) The notice shall identify the Discount Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
     (1) the Redemption Date;
     (2) the redemption price and the amount of premium and accrued interest (including Additional Interest, if any) to be paid;
     (3) if any Discount Note is being redeemed in part, the portion of the principal amount of such Discount Note to be redeemed and that, after the Redemption Date and upon surrender of such Discount Note, a new Discount Note or Discount Notes in principal amount equal to the unredeemed portion will be issued;
     (4) the name and address of the Paying Agent;
     (5) that Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that unless the Issuer defaults in making the redemption payment, interest (including Additional Interest, if any) on the Discount Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) the provision of paragraph 5 of the Discount Notes, as the case may be, pursuant to which the Discount Notes called for redemption are being redeemed; and
     (8) the aggregate principal amount of Discount Notes that are being redeemed.
     (c) At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.
SECTION 3.04. Effect of Notice of Redemption.
     Once the notice of redemption described in Section 3.03 is electronically transmitted or mailed, Discount Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest (including Additional Interest, if any) accrued to the Redemption Date. Upon surrender to the Paying Agent, such Discount Notes shall be paid at the redemption price, including any premium, plus interest (including Additional Interest, if any) accrued to the Redemption Date; provided, that (a) if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) shall be payable to the Holder of the redeemed Discount Notes registered on the relevant record date, and (b) if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest or Additional Interest, if any, shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05. Deposit of Redemption Price.
     (a) On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all Discount Notes to be redeemed on that date other than Discount Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.
     (b) On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on Discount Notes called for redemption shall have been made available in accordance with subsection (a) above, the Discount Notes called for redemption will cease to accrue interest (including Additional Interest, if any) and the only right of the Holders of such Discount Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest (including Additional Interest, if any) on such Discount Notes to the Redemption Date. If any Discount Note surrendered for redemption shall not be so paid, interest (including Additional Interest, if any) will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the

Discount Note and any interest and Additional Interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Discount Notes.
SECTION 3.06. Discount Notes Redeemed in Part.
     Upon surrender of a Definitive Discount Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Discount Note equal in principal amount to the unredeemed portion of the Discount Note surrendered.
ARTICLE FOUR
COVENANTS
SECTION 4.01. Payment of Discount Notes.
     (a) The Issuer shall pay the principal of, and interest (including Additional Interest, if any) on, the Discount Notes on the dates and in the manner provided in the Discount Notes and this Indenture. An installment of principal or interest (including Additional Interest, if any) shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.
     (b) The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under the Bankruptcy Code), and overdue interest, to the extent lawful, at the rate specified in the Discount Notes.
SECTION 4.02. Reports to Holders.
     (a) Whether or not required by the SEC, so long as any Discount Notes are outstanding, the Issuer shall furnish to the Trustee and the Holders of Discount Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), in which case the Issuer shall notify the Trustee in writing that such filing is to be made electronically with the SEC, within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:
     (1) all quarterly and annual information (financial and otherwise) that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.
The first report that the Issuer shall be required to furnish under clause (1) of this Section 4.02(a) is (A) if the Issuer files a registration statement on Form 10 (or any successor form) with the SEC on or before April 30, 2006, a report that contains the quarterly financial information required of a reporting company under the Exchange Act for the fiscal quarter ended March 31,

2006, and (B) if the Issuer does not file a registration statement on Form 10 (or any successor form) on or before April 30, 2006, a report that contains the annual financial information required of a reporting company under the Exchange Act for the fiscal year ended December 31, 2005, on or before April 30, 2006.
     (b) For so long as any Discount Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
SECTION 4.03. Waiver of Stay, Extension or Usury Laws.
     Each of the Issuer and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer or such Guarantors from paying all or any portion of the principal of and/or interest (including Additional Interest, if any) on the Discount Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.04. Compliance Certificate.
     (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer (and, if applicable, its Subsidiaries) during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and any Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and any Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest (including Additional Interest, if any) on the Discount Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and any Guarantor are taking or propose to take with respect thereto; provided, that the first certificate to be delivered pursuant to this Section 4.04(a) shall be delivered on or before March 31, 2007 for the fiscal year ending December 31, 2006, and such certificate shall cover the period of time from the Issue Date to the end of the fiscal year ending December 31, 2006.
     (b) The Issuer and any Guarantor shall, so long as any of the Discount Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default,

an Officers’ Certificate specifying such Default and what action the Issuer and any Guarantor are taking or propose to take with respect thereto.
     (c) The Issuer’s fiscal year currently ends on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.
SECTION 4.05. Taxes.
     The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.
SECTION 4.06. Limitations on Additional Indebtedness.
     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (other than Permitted Indebtedness); provided, that the Issuer or any Guarantor may incur additional Subordinated Indebtedness if, (a) no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (b) after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).
     (b) Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):
     (1) Indebtedness of the Issuer and any Guarantor under the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $25.0 million, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Facilities in accordance with Section 4.09;
     (2) the Discount Notes and the Discount Note Guarantees;
     (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date and disclosed in the Memorandum (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Discount Notes);
     (4) Indebtedness under Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes (and not for the purpose of speculation) that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices; provided, that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
     (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted

Subsidiary; provided, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);
     (6) Indebtedness in respect of workers’ compensation, self-insurance obligations, bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including but not limited to guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);
     (7) Purchase Money Indebtedness and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $10.0 million;
     (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however that such Indebtedness is extinguished within five Business Days of incurrence;
     (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (10) Subordinated Indebtedness issued to former employees or directors of Issuer or any Subsidiary in lieu of cash payments for the Equity Interests being repurchased from such Persons pursuant to clause (4) of Section 4.08(b);
     (11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above; and
     (12) Indebtedness of the Issuer or any Restricted Subsidiary, including but not limited to letters of credit provided to vendors in the ordinary course of business, in an aggregate amount not to exceed $5.0 million at any time outstanding.
     (c) For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) of Section 4.06(b) or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

SECTION 4.07. Limitations on Layering Indebtedness
     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Discount Notes or the Discount Note Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.
     (b) For purposes of the foregoing clause (a), no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Restricted Subsidiary solely by virtue of being unsecured.
SECTION 4.08. Limitations on Restricted Payments.
     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:
     (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;
     (2) the Issuer cannot incur at least $1.00 of additional Subordinated Indebtedness pursuant to the Coverage Ratio Exception; or
     (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5) or (6) of subsection (b) of this Section 4.08), exceeds an amount (the “Restricted Payments Basket”) equal to the sum of (without duplication):
(a) 100% of the aggregate net cash proceeds received by the Issuer from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds that are used to redeem Discount Notes in accordance with paragraph 5(b) of the Discount Notes, plus
(b) the aggregate principal amount by which Indebtedness (other than any Subordinated Indebtedness or Indebtedness held by the Issuer or an Affiliate of the Issuer) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced upon the conversion or exchange into Qualified Equity Interests (less the amount of any cash, or the Fair Market Value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(c) in the case of the disposition or repayment of, or return on, any Investment made after the Issue Date that was treated as a Restricted Payment, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus
(d) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.
     (b) The foregoing provisions will not prohibit:
     (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;
     (2) the repurchase, redemption, retirement or other acquisition of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests of the Issuer, including any repurchase of Equity Interests deemed to occur in connection with a cashless exercise of stock options;
     (3) the redemption, retirement or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;
     (4) the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, that the aggregate consideration paid for all such redemptions shall not exceed $0.5 million during any calendar year;
     (5) the application of the proceeds from the issuance of the Discount Notes on the Issue Date in the manner described in the Memorandum under the caption “Use of Proceeds”; or
     (6) other Restricted Payments not to exceed $2.0 million in aggregate from and after the Issue Date;
provided, that (a) in the case of any Restricted Payment pursuant to clause (2), (3), (4) or (6) of this Section 4.08, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) of this Section 4.08 shall increase the Restricted Payments Basket.

SECTION 4.09. Limitations on Asset Sales.
     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (such Fair Market Value to be determined on the date of a definitive legally binding agreement regarding such Assets Sale); and
     (2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.
     For purposes of clause (2), the following shall be deemed to be cash:
(a) the principal amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale if the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and
(b) the amount of any obligations received from such transferee that are within 60 days converted into, sold or otherwise disposed of for cash by the Issuer or such Restricted Subsidiary (to the extent of the cash actually so received).
If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.
     (b) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:
     (1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;
     (2) repay any Indebtedness that was secured by the assets transferred in such Asset Sale; and/or
     (3) (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).
     The amount of Net Available Proceeds not applied or invested as provided in this subsection (b) will constitute “Excess Proceeds.”
     (c) When the aggregate amount of Excess Proceeds equals or exceeds $1.0 million, the Issuer shall make an Offer to Purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate Accreted Value of the Discount Notes and principal amount of such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:
     (1) the Issuer shall (a) make an Offer to Purchase (a “Net Proceeds Offer”) to all Holders, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Discount Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Discount Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;
     (2) the offer price for the Discount Notes shall be payable in cash in an amount equal to 100% of the Accreted Value of the Discount Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest (including Additional Interest) thereon, if any) to the date such Net Proceeds Offer is consummated (the “Offered Price”), and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;
     (3) if the aggregate Offered Price of Discount Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Discount Notes, Discount Notes to be purchased shall be selected on a pro rata basis, with adjustments so that only Discount Notes in multiples of $1,000 principal amount will be purchased; and
     (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.
     (d) To the extent that the sum of the aggregate Offered Price of Discount Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such excess constituting a “Net Proceeds Remainder”), the Issuer may use the Net Proceeds Remainder, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.
     (e) In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
     (f) The Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Discount Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of this compliance.
SECTION 4.10. Limitations on Transactions with Affiliates.
     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
     (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and
     (2) the Issuer delivers to the Trustee:
(a) with respect to any Affiliate Transaction involving aggregate value in excess of $1.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.10(a) and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and
(b) with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding subsection (2)(a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.
     (b) The foregoing restrictions in subsection (a) shall not apply to:
     (1) transactions exclusively between or among (a) the Issuer and one or more Guarantors or (b) Guarantors; provided, in each case, that no Person (other than the Issuer or a Guarantor) owns Equity Interests of any such Guarantors;
     (2) reasonable director, officer and employee compensation (including bonuses and equity compensation) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements provided for officers, directors and employees of the Issuer, in each case approved by the Independent Directors;
     (3) loans and advances permitted by clause (3) of the definition of “Permitted Investments;” or
     (4) Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” that are made in accordance with Section 4.08.
SECTION 4.11. Limitations on Liens.
     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or transfer any right to receive income or profits therefrom, other than Permitted Liens.
SECTION 4.12. Conduct of Business.
     The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.
SECTION 4.13. Additional Discount Note Guarantees.
     If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary or (c) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:
     (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Discount Notes and this Indenture and (b) a notation of guarantee in respect of its Discount Note Guarantee; and
     (2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

SECTION 4.14.	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions on or in respect of its Equity Interests;
     (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or
     (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary; except for:
     (1) encumbrances or restrictions existing under or by reason of applicable law;
     (2) encumbrances or restrictions existing under this Indenture, the Discount Notes, the Discount Note Guarantees and the Collateral Agreements;
     (3) encumbrances or restrictions existing under the Credit Facilities and the Credit Agreement Security Documents;
     (4) customary non-assignment provisions of any contract or lease entered into in the ordinary course of business;
     (5) encumbrances or restrictions existing under agreements existing on the date of this Indenture as in effect on that date;
     (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture (including, without limitation, Liens securing Purchase Money Indebtedness) imposed by the holder of such Lien;
     (7) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;
     (8) encumbrances or restrictions imposed under agreements with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary after the Issue Date, that are in existence at the time such Person becomes a Restricted Subsidiary, and not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and that are not applicable to any Person or the assets of any Person other than such Person or the assets of such Person becoming a Restricted Subsidiary;
     (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; and
     (10) any encumbrances or restrictions imposed under any instrument governing Refinancing Indebtedness; provided, that, in the good faith judgment of the Issuer’s

Board of Directors, such encumbrances and restrictions are not materially more restrictive than those contained in the Indebtedness being refinanced.
SECTION 4.15. Limitations on Designation of Unrestricted Subsidiaries.
     (a) The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:
     (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and
     (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.08(a), in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.
     (b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;
     (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary.
If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.11, the Issuer shall be in default of the applicable covenant.

     (c) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:
     (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and
     (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.
     All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.16.	Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries.
     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, transfer any Equity Interests of any Restricted Subsidiary except (1) to the Issuer or a Wholly Owned Subsidiary, (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly Owned Subsidiary, or (3) the sale of all the outstanding Equity Interests of any Restricted Subsidiary subject to compliance with Section 4.09.
SECTION 4.17. Change of Control Offers
     (a) Upon the occurrence of a Change of Control, the Issuer shall make an Offer to Purchase (the “Change of Control Offer”), and shall purchase, on a Business Day (the “Change of Control Payment Date”) not more than 60 nor less than 30 days following the date notice of the Change of Control is electronically transmitted or mailed to each Holder, all of the Discount Notes then outstanding at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date or for such longer period as is required by law. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (b) Within 30 days following the date upon which a Change of Control occurs (the “Change of Control Date”), the Issuer shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Discount Notes pursuant to the Change of Control Offer.
     (c) Any amounts remaining after the purchase of Discount Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuer.

     (d) The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and such third party purchases all Discount Notes properly tendered and not withdrawn under such Change of Control Offer.
     (e) The Issuer shall comply with applicable tender rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Discount Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.17, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue of such compliance.
SECTION 4.18. Minimum Consolidated Cash Flow; Registration Defaults.
     (a) If the Consolidated Cash Flow of the Issuer for the fiscal year ended December 31, 2008 does not equal or exceed $40.0 million, the Issuer shall issue to each Holder Additional Warrants entitling such Holder to purchase an aggregate number of Warrant Shares equal to the product of (i) 10.0% of the Issuer’s Common Stock outstanding immediately following such issuance (calculated on a fully diluted basis, assuming exercise of all outstanding options, warrants and other convertible securities, including such Additional Warrants) multiplied by (ii) a fraction (A) the numerator of which is the aggregate principal amount of Discount Notes registered in the name of such Holder on the record date immediately preceding the CCF Warrant Payment Date (as defined below) and (B) the denominator of which is the aggregate principal amount of Discount Notes outstanding on such record date.
     The Issuer shall deliver such Additional Warrants on June 15, 2009 (the “CCF Warrant Payment Date”) to the Persons who are registered Holders at the close of business on June 1, 2009, the record date immediately preceding the CCF Warrant Payment Date (whether or not a Business Day), even if the Discount Notes are cancelled on registration of transfer or registration of exchange after such record date, and on or before the CCF Warrant Payment Date. If a Holder has given delivery instructions to the Issuer at least ten Business Days prior to the CCF Warrant Payment Date, the Issuer shall cause the Warrant Registrar (as defined in the Warrant Agreement) to register such Additional Warrants in the name directed by, and deliver the Additional Warrants in accordance with, those instructions. Otherwise, such Additional Warrants will be registered in the name of, and delivered to, the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Discount Notes.
     (b) If Additional Interest becomes payable by the Issuer pursuant to the Registration Rights Agreement, the Issuer shall issue to each Holder of Discount Notes Additional Warrants entitling such Holder to purchase an aggregate number of Warrant Shares equal to the product of (i) 5.0% of the Issuer’s Common Stock outstanding immediately following such issuance (calculated on a fully diluted basis, assuming exercise of all outstanding options, warrants and other convertible securities, including such Additional Warrants) multiplied by (ii) a fraction (A) the numerator of which is the aggregate principal amount of Discount Notes registered in the name of such Holder on the record date immediately preceding the RD Warrant Payment Date

(as defined below) and (B) the denominator of which is the aggregate principal amount of Discount Notes outstanding on such record date. In the event of such failure, the Issuer shall promptly notify the Trustee in writing; the Trustee will not be deemed to have knowledge of such failure without having received such written notification.
     The Issuer shall deliver such Additional Warrants on the Interest Payment Date following the first Event Date (as defined in the Registration Rights Agreement) (the “RD Warrant Payment Date”) to the Persons who are registered Holders at the close of business on the record date immediately preceding such Interest Payment Date (whether or not a Business Day) even if the Discount Notes are cancelled on registration of transfer or registration of exchange after such record date, and on or before the RD Warrant Payment Date. If a Holder has given delivery instructions to the Issuer at least ten Business Days prior to the RD Warrant Payment Date, the Issuer shall cause the Warrant Registrar (as defined in the Warrant Agreement) to register such Additional Warrants in the name directed by, and deliver the Additional Warrants in accordance with, those instructions. Otherwise, such Additional Warrants will be registered in the name of, and delivered to, the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
     (c) Within 60 days following the Issue Date, the Issuer shall cause its certificate of incorporation to be amended and take all such additional action as is necessary to ensure that, from such date and at all times thereafter, it has reserved and kept available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of common stock that may then be deliverable upon the exercise of all Warrants (then outstanding or issuable), including Warrants issuable under this Sections 4.18.
SECTION 4.19. Additional Interest.
     If Additional Interest becomes payable by the Issuer pursuant to the Registration Rights Agreement, the Issuer shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable. Unless and until the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Issuer to deliver to the Trustee such Officers’ Certificate shall not relieve the Issuer of its obligation to pay any such Additional Interest when due and payable.
SECTION 4.20. Calculation of Original Issue Discount.
     The Issuer shall file with the Trustee within 30 days of the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Discount Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01. Limitations on Mergers, Consolidations, Etc.
     (a) The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person (other than a merger with a Wholly Owned Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), (ii) transfer all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (iii) adopt a Plan of Liquidation unless, in any such case:
          (1) either:
     (a) the Issuer will be the surviving or continuing Person; or
     (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Discount Notes, this Indenture, the Registration Rights Agreement and the Collateral Agreements;
     (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and
     (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Subordinated Indebtedness pursuant to the Coverage Ratio Exception.
For purposes of this Section 5.01, any Indebtedness of the Successor that was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

     (b) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:
          (1) either:
     (a) such Guarantor will be the surviving or continuing Person; or
     (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Discount Note Guarantee of such Guarantor, this Indenture, the Registration Rights Agreement and the Collateral Agreements; and
     (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) of this Section 5.01 and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.
     (c) Notwithstanding the foregoing, any Guarantor may merge into the Issuer or another Guarantor.
SECTION 5.02. Successor Person Substituted.
     Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Discount Notes or its Discount Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Discount Notes and the Discount Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest (including Additional Interest, if any) on the Discount Notes or in respect of its Discount Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Discount Notes, this Indenture and its Discount Note Guarantee, if applicable.

ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default.
     Each of the following is an “Event of Default”:
     (1) failure by the Issuer to pay interest (including Additional Interest, if any) on any of the Discount Notes when it becomes due and payable, and the continuance of any such failure, in each case, for 30 days;
     (2) failure by the Issuer to pay the principal of any of the Discount Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (including the failure to make a payment to purchase Discount Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);
     (3) failure by the Issuer to comply with any of its agreements or covenants (i) under Section 4.18, (ii) under Section 5.01, (iii) in respect of its obligations to make a Net Proceeds Offer under Section 4.09 or (iv) in respect of its obligations to make a Change of Control Offer under Section 4.17;
     (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate Accreted Value of the Discount Notes then outstanding;
     (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness now exists or is incurred after the Issue Date, which default:
(a) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) principal on such Indebtedness within the applicable express grace period,
(b) results in the acceleration of such Indebtedness prior to its express final maturity or
(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $5.0 million or more;
     (6) one or more judgments or orders that exceed $5.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;
     (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,
(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(d) makes a general assignment for the benefit of its creditors;
     (8) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:
(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,
(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;
     (9) any Discount Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Discount Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its Discount Note Guarantee (other than by reason of release of a Guarantor from its Discount Note Guarantee in accordance with the terms of this Indenture and the Discount Note Guarantee);
     (10) any failure to comply with any material agreement or material covenant in any of the Collateral Agreements, and such failure or breach shall continue for a period of 30 days after written notice is given to the Issuer by the Trustee, the Collateral Agent or the Disbursement Agent, or to the Issuer, the Trustee, the Disbursement Agent and the

Collateral Agent by the Holders of at least 25% of the aggregate Accreted Value of the Discount Notes then outstanding; or
     (11) (i) any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective to give the Collateral Agent, the liens with the priority purported to be created thereby (subject to the Intercreditor Agreement) subject to no other Liens (in each case, other than Permitted Liens or by reason of the termination of this Indenture or the applicable Collateral Agreement in accordance with its terms), or (ii) the Issuer or any Guarantor denies any obligation of the Issuer or any Guarantor set forth in or arising under, any Collateral Agreement.
SECTION 6.02. Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% of the aggregate Accreted Value of the Discount Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Discount Notes to be due and payable immediately. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest (including Additional Interest, if any) on the outstanding Discount Notes shall immediately become due and payable; provided, that after such acceleration declaration, but before a judgment or decree based on acceleration, the Holders of a majority of the aggregate Accreted Value of such outstanding Discount Notes may, in accordance with Section 6.04, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest (including Additional Interest, if any) have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Discount Notes shall become due and payable without any further action or notice.
SECTION 6.03. Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest (including Additional Interest, if any) on the Discount Notes or to enforce the performance of any provision of the Discount Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04. Waiver of Past Defaults and Events of Default.
     Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Discount Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
SECTION 6.05. Control by Majority.
     The Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability or be unduly prejudicial to the rights of another Holder; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.06. Limitation on Suits.
     No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:
     (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% of the aggregate Accreted Value of the Discount Notes then outstanding;
     (2) has been offered indemnity satisfactory to it in its reasonable judgment; and
     (3) has not received from the Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Discount Note for enforcement of payment of the principal of or interest (including Additional Interest, if any) on such Discount Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).
SECTION 6.07. No Personal Liability of Directors, Officers and Employees.
     No director, officer, employee or incorporator of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Discount Notes or this Indenture or of any Guarantor under its Discount Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Discount Notes and the Discount Note Guarantees and the granting of the Discount Note Liens.
SECTION 6.08. Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Discount Note to receive payment of principal of and interest (including Additional Interest, if any) of the Discount Note on or after the respective due dates expressed in the Discount Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09. Collection Suit by Trustee.
     If an Event of Default in payment of principal or interest (including Additional Interest, if any) specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Discount Notes) for the whole amount of unpaid principal and accrued interest (including Additional Interest, if any) remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Discount Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.10. Trustee May File Proofs of Claim.
     (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Discount Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement,

adjustment or composition affecting the Discount Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.
SECTION 6.11. Priorities.
     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Holders for amounts due and unpaid on the Discount Notes for principal and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Discount Notes; and
     THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.
SECTION 6.12. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% of the aggregate Accreted Value of the Discount Notes then outstanding.
SECTION 6.13. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN
TRUSTEE
SECTION 7.01. Duties of Trustee.
     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, the truthfulness of statements or the correctness of opinions stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) This subsection (c) does not limit the effect of subsection (b) of this Section 7.01;
     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and
     (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 and the provisions of the TIA shall govern every provision of this Indenture that in any way relates to the Trustee.
     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
SECTION 7.02. Rights of Trustee.
Subject to Section 7.01:
     (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.04. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) Except with respect to Sections 4.01, 4.02 and 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuer’s and any Guarantor’s covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notice in the manner set forth in this Indenture or an officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantors’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
SECTION 7.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Discount Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.11 and 7.12.
SECTION 7.04. Recording and Opinions.
     The Issuer shall furnish to the Trustee on each anniversary of the Issue Date, commencing on December 30, 2006, an Opinion of Counsel (who may be in-house counsel of the Issuer), dated as of such date, either stating that in the opinion of such counsel that such action has been taken with respect to the recording, filing, re-recording, and re-filing of any documents necessary to maintain the Lien of the Collateral Agent in the Collateral, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.
SECTION 7.05. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Discount Notes or any Discount Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Discount Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Discount Notes, Discount Note Guarantee or this Indenture other than its certificate of authentication.
SECTION 7.06. Notice of Defaults.
     If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall electronically deliver or mail to each Holder notice of the Default within 30 days after it occurs or after the Trustee acquires knowledge thereof. Except in the case of a Default in payment of principal of or interest on any Discount Note , the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.07. Reports by Trustee to Holders.
     (a) If required by TIA § 313(a), within 60 days after May 15 of any year, commencing on May 15, 2006 the Trustee shall, at the expense of the Issuer, electronically transmit or mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

     (b) Reports pursuant to this Section 7.07 shall be electronically transmitted or delivered by mail:
     (1) to all Holders of Discount Notes, as the names and addresses of such Holders appear on the Registrar’s books; and
     (2) to such Holders of Discount Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.
     (c) A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Discount Notes are listed. The Issuer shall promptly notify the Trustee when the Discount Notes are listed on any stock exchange.
SECTION 7.08. Compensation and Indemnity.
     (a) The Issuer and the Guarantors, if any, shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors, if any, shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Issuer and the Guarantors, if any, shall jointly and severally indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors, if any, in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer or any Guarantor shall not relieve the Issuer or such Guarantor of their obligations hereunder except to the extent the Issuer or such Guarantor is prejudiced thereby.
     (c) Notwithstanding the foregoing, the Issuer and the Guarantors, if any, need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuer and the Guarantors, if any, in this Section 7.08, the Trustee shall have a lien prior to the Discount Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest (including Additional Interest, if any) on particular Discount Notes. The obligations of the Issuer and the Guarantors, if any, under this Section 7.08 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each Guarantor, if any, and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under the Bankruptcy Code.
     (d) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.
     (e) For purposes of this Section 7.08, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.
SECTION 7.09. Replacement of Trustee.
     (a) The Trustee may resign by so notifying the Issuer and the Guarantors, if any, in writing. The Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
     (1) the Trustee fails to comply with Section 7.11;
     (2) the Trustee is adjudged a bankrupt or an insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
     (c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (d) If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.08, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Issuer obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

SECTION 7.10. Successor Trustee by Consolidation, Merger, etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.11, the successor entity without any further act shall be the successor Trustee; provided, that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.11. Eligibility; Disqualification.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $75,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).
SECTION 7.12. Preferential Collection of Claims Against Issuer.
     The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.13. Paying Agents.
     The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:
     (a) that it will hold all sums held by it as agent for the payment of principal of or interest (including Additional Interest, if any) on, the Discount Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Discount Notes) in trust for the benefit of Holders or the Trustee;
     (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
     (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Discount Notes) in the payment of any installment of the principal of or interest (including Additional Interest, if any) on, the Discount Notes when the same shall be due and payable.

ARTICLE EIGHT
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 8.01. Without Consent of Holders.
     (a) The Issuer, the Guarantors, if any, and the Trustee may amend, waive or supplement this Indenture, the Discount Note Guarantees, the Collateral Agreements, the Registration Rights Agreement or the Discount Notes without consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency,
     (2) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes,
     (3) to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with Section 5.01,
     (4) to release any Guarantor from any of its obligations under its Discount Note Guarantee, this Indenture (to the extent permitted by this Indenture) or the Collateral Agreements,
     (5) to make any change that does not materially adversely affect the rights of any Holder, or
     (6) to maintain the qualification of this Indenture under the Trust Indenture Act.
     (b) Upon written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.
SECTION 8.02. With Consent of Holders.
     (a) This Indenture, the Discount Notes, the Registration Rights Agreement and the Collateral Agreements may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Discount Notes) of the Holders of at least a majority of the aggregate Accreted Value of the Discount Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture and the Collateral Agreements may be waived (other than any continuing Default in the payment of the principal or interest (including Additional Interest, if any) on the Discount Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Discount

Notes) of the Holders of a majority of the aggregate Accreted Value of the Discount Notes then outstanding; provided, that:
     (1) no such amendment or waiver may, without the consent of the Holders of two-thirds of the aggregate Accreted Value of the Discount Notes then outstanding, amend the obligations of the Issuer under Sections 4.09, 4.17, 4.18 or 4.19 or the related definitions in a manner that adversely affects the rights of any Holder;
     (2) no such amendment or waiver may, without the consent of Holders of two-thirds of the aggregate Accreted Value of the Discount Notes then outstanding, have the effect of releasing all or substantially all of the Collateral from the Discount Note Liens; and
     (3) without the consent of each Holder affected, no amendment or waiver may:
(a) reduce, or change the maturity, of the principal of any Discount Note;
(b) reduce the rate of or extend the time for payment of interest or Additional Interest on any Discount Note;
(c) reduce any premium payable upon optional redemption of the Discount Notes or change the date on which any Discount Notes are subject to redemption (other than provisions relating to the purchase of Discount Notes under Section 4.09 and Section 4.17 (subject to subsection (a) of this Section 8.02) except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Discount Notes affected);
(d) make any Discount Note payable in money or currency other than that stated in the Discount Notes;
(e) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Discount Notes or any Discount Note Guarantee in a manner that adversely affects the Holders;
(f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture, the Discount Notes or the Collateral Agreements;
(g) waive a default in the payment of principal of or interest (including Additional Interest, if any) on any Discount Notes (except a rescission of acceleration of the Discount Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);
(h) impair the rights of Holders to receive payments of principal of or interest and Additional Interest on the Discount Notes;

(i) release any Guarantor from any of its obligations under its Discount Note Guarantee or this Indenture, except as permitted by this Indenture; or
(j) make any change in these amendment and waiver provisions.
     (b) After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.
     (c) Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors, if any, in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
     (d) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, and it shall be sufficient if such consent approves the substance thereof.
SECTION 8.03. Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Discount Notes shall comply with the TIA as then in effect.
SECTION 8.04. Revocation and Effect of Consents.
     (a) Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Discount Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Discount Note or portion thereof, and of any Discount Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Discount Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Discount Note or portion of a Discount Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.
     (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding subsection (a) above, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

     (c) After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 8.02(a)(3). In that case the amendment, supplement, waiver or other action shall bind each Holder of a Discount Note who has consented to it and every subsequent Holder of a Discount Note or portion of a Discount Note that evidences the same debt as the consenting Holder’s Discount Note.
SECTION 8.05. Notation on or Exchange of Discount Notes.
     If an amendment, supplement, or waiver changes the terms of a Discount Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Discount Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Discount Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Discount Note shall issue, the Guarantors, if any, shall endorse, and the Trustee shall authenticate a new Discount Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06. Trustee To Sign Amendments, etc.
     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and the Guarantors, if any, enforceable against the Issuer and the Guarantors, if any, in accordance with its terms (subject to customary exceptions).
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01. Discharge of Indenture.
     (a) The Issuer may terminate its obligations and the obligations of any Guarantor under the Discount Notes, the Discount Note Guarantees and this Indenture, except the obligations referred to in subsection (e) of this Section 9.01, if
     (1) all the Discount Notes that have been authenticated and delivered (except lost, stolen or destroyed Discount Notes which have been replaced or paid and Discount Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

     (2) (a) all Discount Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to paragraph 5 of the Discount Notes, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest and Additional Interest, if any) on the Discount Notes not theretofore delivered to the Trustee for cancellation,
     (b) the Issuer has paid all sums payable by it under this Indenture,
     (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Discount Notes at maturity or on the date of redemption, as the case may be, and
     (d) the Holders have a valid, perfected, exclusive security interest in this trust.
     (b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.
     (c) After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s and any Guarantor’s obligations under the Discount Notes, the Discount Note Guarantees and this Indenture except for those surviving obligations specified below.
     (d) The Discount Note Liens will be released as provided under Section 11.04 upon a satisfaction and discharge in accordance with this Section 9.01.
     (e) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.08, 9.05 and 9.06 shall survive.
SECTION 9.02. Legal Defeasance.
     The Issuer may, at its option and at any time, by Board Resolution of the Board of Directors of the Issuer, elect to be discharged from its obligations with respect to the Discount Notes and any Guarantors discharged from their obligations under the Discount Note Guarantees at any time on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Discount Notes and to have satisfied all its other obligations under such Discount Notes and this Indenture insofar as such Discount Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Discount Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, and interest (including Additional Interest, if any) on such Discount Notes when such payments are due, (B) the Issuer’s obligations with respect to such Discount Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and, 2.11, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.08) and the Issuer’s obligations herewith and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Discount Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Discount Notes.
SECTION 9.03. Covenant Defeasance.
     The Issuer may, at its option and at any time, by Board Resolution of the Board of Directors of the Issuer, elect to have (x) the Issuer and the Guarantors be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.17, inclusive and clause (3) of Section 5.01(a) and (y) Section 6.01 (5) and (6) no longer apply with respect to the outstanding Discount Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Discount Notes shall be unaffected thereby.
SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.
     (a) The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Discount Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest (including Additional Interest, if any) on the Discount Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest (including Additional Interest, if any) on the Discount Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
     (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
     (b) since the date hereof, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,
     (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),
     (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders),
     (6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
     (7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this subsection (a) have been complied with.
     (b) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest (including Additional Interest, if any) on the Discount Notes when due, then the obligations of the Issuer and the Guarantor, if any, under this Indenture and the Collateral Agreements will be revived and no such defeasance will be deemed to have occurred.
     (c) The Discount Note Liens will be released as provided under Section 11.04 upon a Legal Defeasance or Covenant Defeasance in accordance with Section 9.02 and 9.03.

SECTION 9.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Discount Notes, of all sums due and to become due thereon in respect of principal and accrued interest (including Additional Interest, if any) but such money need not be segregated from other funds except to the extent required by law.
     (b) The Issuer and the Guarantors, if any, shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal and interest (including Additional Interest, if any) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Discount Notes.
     (c) Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.	Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Discount Notes and the Discount Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided, that if the Issuer or any Guarantor have made any payment of principal of or accrued interest (including Additional Interest, if any) on any Discount Notes because of the reinstatement of their obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Discount Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.	Moneys Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such

Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08. Moneys Held by Trustee.
     Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of or interest (including Additional Interest, if any) on any Discount Note that are not applied but remain unclaimed by the Holder of such Discount Note for two years after the date upon which the principal of or interest on such Discount Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Discount Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Discount Notes maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN
GUARANTEE OF DISCOUNT NOTES
SECTION 10.01. Terms of Discount Note Guarantees.
     (a) Subject to the provisions of this Article Ten, each Guarantor, by execution of a supplemental indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest on the Discount Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Discount Notes, to the extent lawful, and the due and punctual payment of all other Discount Note Obligations and due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Discount Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Discount Notes or any of such other Discount Note Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (the “Discount Note Guarantees”). Each Guarantor, by execution of a supplemental indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Discount Note or this Indenture, any failure to enforce the provisions of any such Discount Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Discount Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.
     (b) Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Discount Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Discount Note Guarantee will not be discharged as to any such Discount Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Discount Note Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Discount Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Discount Note Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Discount Note Obligations as provided in Article Six, such Discount Note Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Discount Note Guarantee.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by either to the Trustee or such Holder, the Discount Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
SECTION 10.02. Execution and Delivery of Supplemental Indenture.
     (a) To further evidence the Discount Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Discount Note Guarantee, substantially in the form included in Exhibit E hereto, shall be endorsed on each Discount Note authenticated and delivered by the Trustee after the date such Guarantor becomes a Guarantor and such Discount Note Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Discount Note Guarantee shall not be affected by the fact that it is not affixed to any particular Discount Note.
     (b) Each of the Guarantors hereby agrees that its Discount Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Discount Note a notation of such Discount Note Guarantee.
     (c) If an Officer of a Guarantor whose signature is on this Indenture or a Discount Note Guarantee no longer holds that office at the time the Trustee authenticates the Discount Note on which such Discount Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Discount Note Guarantee of such Discount Note shall be valid nevertheless.

     (d) The delivery of any Discount Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Discount Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03. Limitation of Discount Note Guarantee.
     The obligations of each Guarantor under its Discount Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (1) of Section 4.06 and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Discount Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Discount Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Discount Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on Adjusted Net Assets of each Guarantor.
SECTION 10.04. Release of Guarantor.
     (a) A Guarantor shall be released from all of its obligations under its Discount Note Guarantee if:
     (1) in the event of a transfer of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a transfer of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries, in each case in accordance with the terms of this Indenture; or
     (2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, respectively.
and in each case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.
     (b) The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Discount Note Guarantee and under this Article Ten.
SECTION 10.05. Waiver of Subrogation.
     Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Discount Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Discount Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Discount Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Discount Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Discount Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.
ARTICLE ELEVEN
SECURITY
SECTION 11.01. The Collateral.
     (a) The due and punctual payment of the principal of and interest (including Additional Interest, if any) on the Discount Notes and the Discount Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Discount Notes and the Discount Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.08, and the Discount Notes, the Discount Note Guarantees and the Collateral Agreements, shall be secured equally and ratably by a second priority lien on and security interest in all of the Issuer’s assets, other than Excluded Assets and other than the Disbursement Account Collateral, subject to (i) the Liens securing the obligations under the Credit Agreement and (ii) other Permitted Prior Liens, as provided in the Collateral Agreements which the Issuer and the Guarantors, as the case may be, have entered into in connection with the execution of this Indenture and will be secured by all of the Collateral pledged pursuant to the Collateral Agreements hereafter delivered as required or permitted by this Indenture, the Collateral Agreements and the Intercreditor Agreement. The Discount Notes will also be secured by an exclusive first priority lien on and security interest in the Disbursement Account Collateral, subject only to Permitted Prior Liens described in clause (2) of the definition thereof. The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, and the Collateral Agent and the Trustee are hereby authorized to execute and deliver the Collateral Agreements and the Intercreditor Agreement.
     (b) Each Holder, by its acceptance of the Discount Notes and the Discount Note Guarantees, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Agreements in accordance therewith.
     (c) The Trustee and each Holder, by accepting the Discount Notes and the Discount Note Guarantees, acknowledges that, as more fully set forth in the Collateral Agreements and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of the Collateral Agreements in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Agreements and the Intercreditor Agreement and actions that may be taken thereunder.
SECTION 11.02. Further Assurances; Insurance.
     (a) The Issuer and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Discount Note Obligations, duly created and enforceable and perfected Discount Note Liens upon the Collateral (including any assets constituting Collateral that are acquired or otherwise become Collateral after the Discount Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Discount Note Documents.
     (b) Upon the reasonable request of the Collateral Agent at any time and from time to time, the Issuer and each of the Guarantors shall promptly execute, acknowledge and deliver such security documents, certificates, notices and other documents, and (subject to the provisions of the Intercreditor Agreement) take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Discount Note Liens and benefits intended to be conferred, in each case as contemplated by the Discount Note Documents for the benefit of the holders of Discount Note Obligations.
     (c) The Issuer and the Guarantors will maintain adequate insurance policies and will upon written request provide the Collateral Agent with evidence of such insurance coverage for public liability, property damage, product liability and business interruption with respect to their businesses and properties against loss or damage (a) of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and (b) as may be required by the Collateral Agreements.
     (d) Upon the request of the Collateral Agent, the Issuer and the Guarantors shall furnish to the Collateral Agent full information as to their property and liability insurance carriers. The Collateral Agent, for the benefit of the Holders of Discount Note Obligations, as a class, will be named as an additional insured, with a waiver of subrogation, on all insurance policies of the Issuer and the Guarantors, and the Collateral Agent will be named as loss payee, with 10 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Issuer and the Guarantors.
SECTION 11.03. Agreements Requiring Application of Proceeds of Collateral.
     Neither the Issuer nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem,

defease or otherwise acquire or retire any debt of any Person, other than as permitted by this Indenture, the Discount Notes, the Discount Note Guarantees, the Collateral Agreements and the Intercreditor Agreement. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary or as the Trustee shall reasonably request to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.

SECTION 11.04.	Release of Liens on the Collateral.
     The Discount Note Liens will no longer secure the Discount Notes or any other Discount Note Obligations, and the right of the Holders to the benefits and proceeds of the Discount Note Liens on the Collateral will terminate and be discharged automatically:
(1) upon satisfaction and discharge of the Indenture under Section 9.01;
(2) upon a Legal Defeasance or Covenant Defeasance of the Discount Notes under Sections 9.02 or 9.03;
(3) upon payment in full and discharge of all Discount Notes outstanding under this Indenture and all Discount Note Obligations that are outstanding, due and payable under this Indenture at the time the Discount Notes are paid in full and discharged;
(4) in whole or in part, with the consent of the Holders of Discount Notes in accordance with Section 8.02; or
(5) to the extent not otherwise terminated and discharged, with respect to any asset that is or becomes an Excluded Asset;
provided, that, in each case, the Collateral Agent and the Trustee have received all documentation, if any, that may be required by the Trust Indenture Act in connection therewith. In connection with any release of Collateral as provided for above, the Collateral Agent will promptly execute any release documentation with respect thereto reasonably requested by the Issuer.

SECTION 11.05.	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Agreements.
     Subject to the provisions of the Collateral Agreements and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Agreements and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors, if any, hereunder and thereunder. Subject to the provisions of the Collateral Agreements and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the

Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
SECTION 11.06. Relative Rights.
     Notwithstanding anything to the contrary contained herein, nothing in the Discount Note Documents will:
     (1) impair, as between the Issuer and the Holders, the Issuer’s obligations to pay principal of and interest (including Additional Interest, if any) on the Discount Notes in accordance with their terms or any of the Issuer’s other obligations or any Guarantor’s obligations;
     (2) affect the relative rights of Holders as against any of the Issuer’s or the Guarantors’ other creditors (other than holders of Credit Agreement Liens and Permitted Prior Liens);
     (3) restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreement);
     (4) restrict or prevent any Holder of Discount Notes or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement; or
     (5) restrict or prevent any Holder of Discount Notes or the Collateral Agent from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement.
ARTICLE TWELVE
MISCELLANEOUS
SECTION 12.01. Trust Indenture Act Controls.
     (a) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

     (b) The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
SECTION 12.02. Notices.
     (a) Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
If to the Issuer or any Guarantor:
IDLEAIRE TECHNOLOGIES CORPORATION
410 North Cedar Bluff Road
Suite 200
Knoxville, Tennessee 37923
Attention: Chief Financial Officer
Telecopier: (865) 342-3650
with, in the case of any notice furnished pursuant to Article Six, a copy to:
HOLLAND & KNIGHT LLP
1600 Tysons Boulevard
Suite 700
McLean, Virginia 22102
Attention: Michael M. Mannix, Esq.
Telecopier: (703) 720-8610
If to the Trustee or the Collateral Agent:
WELLS FARGO BANK, NATIONAL ASSOCIATION
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: Corporate Trust Department
          MAC – N9303-120 — IdleAire Administrator
Telecopier: (612) 667-9825
     (b) Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
     (c) The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
     (d) Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.
     (e) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
     (f) In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
SECTION 12.03. Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Discount Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:
     (1) an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 12.05. Statements Required in Certificate and Opinion.
     Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 12.07. Governing Law.
     This Indenture and the Discount Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, except to the extent that the instruments governing perfection of a security interest in certain collateral may be governed by the law of the jurisdiction where such collateral is located.
SECTION 12.08. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 12.09. Successors.
     All agreements of the Issuer and the Guarantors in this Indenture and the Discount Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.
SECTION 12.10. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.
SECTION 12.11. Table of Contents, Headings, etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.12. Severability.
     Each provision of this Indenture shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

Very truly yours,

IDLEAIRE TECHNOLOGIES CORPORATION

By:	/s/ Michael C. Crabtree

Name:	Michael C. Crabtree
Title:	Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner

Name:	Lynn M. Steiner
Title:	Vice President

Acknowledged and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner

Name:	Lynn M. Steiner
Title:	Vice President